UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2023

DIGITAL REALTY TRUST, INC.

DIGITAL REALTY TRUST, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
Maryland	000-54023	20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5707 Southwest Parkway, Building 1, Suite 275 Austin, Texas	78735
(Address of principal executive offices)	(Zip Code)

(737) 281-0101

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	DLR	New York Stock Exchange
Series J Cumulative Redeemable Preferred Stock	DLR Pr J	New York Stock Exchange
Series K Cumulative Redeemable Preferred Stock	DLR Pr K	New York Stock Exchange
Series L Cumulative Redeemable Preferred Stock	DLR Pr L	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Digital Realty Trust, Inc.:	Emerging growth company	☐
Digital Realty Trust, L.P.:	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Digital Realty Trust, Inc.:	☐
Digital Realty Trust, L.P.:	☐

Introductory Note

Unless otherwise indicated or unless the context requires otherwise, all references in this report to “we,” “us,” “our,” “our company,” “the company” or “Digital Realty” refer to Digital Realty Trust, Inc., together with its consolidated subsidiaries, including Digital Realty Trust, L.P., our “operating partnership.”

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on December 13, 2022, our Board of Directors (the “Board”) appointed Andrew P. Power to serve as the Chief Executive Officer of the company and as a member of the Board.

In connection with Mr. Power’s appointment as Chief Executive Officer, on August 10, 2023, the company and Mr. Power entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) governing the terms of Mr. Power’s employment with the company.  The Employment Agreement has a term commencing on August 10, 2023 and ending on December 31, 2025, and, commencing at the end of the initial term, will automatically be extended each year for successive one-year periods until either party provides 60 days’ written notice of non-extension prior to the expiration of the then-current term.

Pursuant to the Employment Agreement, Mr. Power’s initial annual base salary will be $800,000, and will be subject to increase, but not decrease, in the discretion of the Compensation Committee of the Board. The Employment Agreement provides that Mr. Power’s target and maximum annual bonuses will be 200% and 400%, respectively, of his base salary. Mr. Power is eligible to participate in all incentive, savings and retirement plans, practices, policies and programs, and other standard benefits provided to similarly situated executives of the Company.

In addition, any award agreement evidencing an equity-based award, including any award of profits interest units of our operating partnership, granted to Mr. Power on or after the date of the Employment Agreement shall be in a form that is no less favorable than the form award agreement then-used by the company for equity-based awards granted to similarly situated senior executives of the company generally (subject to certain exceptions set forth in the Employment Agreement).

The Employment Agreement provides that if Mr. Power’s employment is terminated by the company without “cause” or by Mr. Power for “good reason” (each as defined in the Employment Agreement), then, subject to his execution and non-revocation of a general release of claims and his continued compliance with applicable restrictive covenants, Mr. Power will be entitled to receive:

(i)

a lump-sum severance payment within 30 days after the date of such termination in an amount equal to the sum of: (x) two times (2x) (or, if such termination occurs within 12 months after a change in control of the company, three times (3x)) the sum of (A) Mr. Power’s then-current annual base salary plus (B) Mr. Power’s target annual bonus for the fiscal year in which the termination date occurs, (y) a prorated portion of Mr. Power’s target annual bonus for the partial fiscal year in which the termination date occurs (the “stub year bonus”) and (z) if the termination occurs after a fiscal year-end but before annual bonuses are paid or determined for such preceding fiscal year, an amount equal to such unpaid bonus (if any), if determined, or the target bonus, if bonuses have not been determined (in either case, the “prior year bonus”), if any;

(ii)

continued health insurance coverage at least equal to the coverage that would have been provided to Mr. Power if his employment had not been terminated, for a period ending on the earlier of (x) the 18-month anniversary of such termination or (y) the date on which he becomes eligible to receive comparable health insurance under a subsequent employer’s plan; and

(iii)	company-paid outplacement services for 12 months following his termination.

In addition, all equity-based awards held by Mr. Power will be governed by the terms of the applicable award agreements upon such termination of employment.

The expiration of the term of Mr. Power’s employment, or the company’s election not to renew or extend the term of Mr. Power’s employment, will not constitute a termination of Mr. Power’s employment by the company without cause.

The Employment Agreement further provides that, upon Mr. Power’s death or disability, he will be entitled to a lump-sum termination payment within 30 days after the date of such termination in an amount equal to the sum of (i) his then-current annual base salary, (ii) the target annual bonus for the fiscal year in which the termination date occurs, (iii) the stub year bonus, and (iv) the prior year bonus, if any. In addition, all equity-based awards held by Mr. Power will be governed by the terms of the applicable award agreements.

To the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to Mr. Power than receiving the full amount of such payments.

Pursuant to the Employment Agreement and other ancillary agreements between the company and Mr. Power, Mr. Power will be subject to confidentiality covenants which apply indefinitely, invention assignment provisions, and non-solicitation and non-compete obligations during employment and for certain periods thereafter.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.Description

10.1	Amended and Restated Employment Agreement, dated as of August 10, 2023, by and between Digital Realty Trust, Inc., DLR LLC, and Andrew P. Power.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: August 15, 2023

Digital Realty Trust, Inc.

By:	/s/ JEANNIE LEE
Jeannie Lee
Executive Vice President, General Counsel and Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ JEANNIE LEE
Jeannie Lee
Executive Vice President, General Counsel and Secretary